Exhibit 99

Contacts:

Brenda Ropoulos

Director of Corporate Relations

510-574-2508

brenda_ropoulos@net.com

NETWORK EQUIPMENT TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR THIRD QUARTER FY 2005

Company grows cash to highest level since FY2002 despite restructuring

Fremont, CA, January 12, 2005 – net.com (NYSE: NWK), a global provider of networking equipment, today reported results for the quarter ended December 24, 2004, the Company’s fiscal third quarter, posting a loss of $0.12 per share. The loss includes a charge for restructuring as the company reshaped the organization to sharpen its focus.

Total revenue for the third quarter of fiscal 2005 decreased 12 percent year over year and 6 percent sequentially, to $29.7 million, from $33.9 million in the third quarter of the prior year and $31.6 million in the second quarter of fiscal 2005. Product revenue decreased 11 percent year over year and 8 percent sequentially, to $25.4 million, from $28.4 million in the third quarter of the prior year and $27.5 million in the second quarter of fiscal 2005. New product revenue in Q3 fiscal 2005 was 18 percent of product revenue and 15 percent of total revenue.

Net loss for the third quarter of fiscal 2005 was $2.9 million, or $0.12 per share, compared to net income of $909,000, or $0.04 per share, in the third quarter of the prior year and $1.4 million, or $0.06 per share, in the second quarter of fiscal 2005. Included in the third quarter loss was a restructure charge of $2.8 million. The restructuring was primarily the result of streamlining the company’s engineering efforts, as the company increases its focus on the enterprise voice over IP (VoIP) and government sectors. Excluding restructure charges, operating expenses decreased $1.1 million from the second to the third quarter of fiscal 2005.

Total revenue for the nine-month period ended December 24, 2004 was $90.4 million, compared to $99.9 million for the same period last year. The company reported a net loss of $2.3 million, or $0.10 per basic and diluted share, for the current nine-month period, compared to a net profit of $2.9 million, or $0.13 per basic share and $0.12 per diluted share, for the same period in fiscal 2004.

Hubert “Bert” Whyte, president and CEO, noted, “I am pleased with a good performance this quarter, despite the fact that we were restructuring our resources. Our initiatives around our SHOUTIP platform for enterprise voice over IP as well as developmental work for the government market were timely. We continue to see traction with independent carriers as well, for both our SCREAM and SHOUTIP platforms, while Promina remains the workhorse both for government customers and our multinational customers around the world.”

Highlights for Third Quarter FY05

Highlights from the quarter include the following:

•

Purchases of over $2.0 million by defense and intelligence agencies of SCREAM broadband platform, for tactical IP implementations;

•

Purchase of SHOUTIP by Defense Information Systems Agency (DISA) for secure VoIP applications in support of senior government officials;

•

Cash and investments increased $2.9 million, to $104.7 million, including long-term restricted cash, at quarter-end;

•

Continued expansion of networks globally with Promina equipment, including the Central Bank of Russia, Mauritel, Reuters, Equant, and the USMC;

•

Began implementation of Microsoft contract, including training;

•

New sales of SHOUTIP to independent operating companies (IOCs), as evidenced by today’s accompanying announcement of new VoIP network for southern Indiana carrier Enhanced Telecommunications Corporation;

•

Partnership agreement signed with Diversified Technologies to develop the WHISPER platform, based on SHOUTIP, expanding the presence of secure voice over IP applications with SHOUTIP into mobile, remote deployments;

•

Product of the year award by Internet Telephony for SHOUTIP’s function as an intelligent VoIP gateway and session controller for VoIP migration solutions;

•

The company’s SCREAM platform was named as a finalist for two separate product awards, including the World Communications Award in October, and the Light Reading “Leading Lights” product of the year award in December;

•

The company was named as a finalist for two separate manufacturing and operations awards, winning the Supply Chain Systems Magazine “Innovators” award in October for supply chain management and awaiting announcement in March of the “Supply Chain Mastery” award from Managing Automation.

The Company also announced that it has appointed Frederick D’Alessio, veteran telecommunications executive, to the company’s board of directors, effective as of January 11, 2005.

About net.com

Network Equipment Technologies, Inc., doing business as net.com, develops and delivers platforms for broadband services, Internet telephony, and multiservice networks. An architect of the networking industry, net.com has been supplying service providers, governments and enterprises around the world with bulletproof networking technology for more than 20 years. net performance. net results. net.com.

Visit www.net.com for more information.

Forward looking statements

Statements made in this press release other than statements of historical fact are forward-looking including, for example, those relating to products, customers, operations, strategic partners, and market sectors. Investors are cautioned that these statements are based upon current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results, events or company performance to differ materially from those expressed or implied in the forward-looking statements. Among other risks and uncertainties, product testing and trials, by independent operating companies and other potential customers, might not be successful and even if successful might not result in product orders. Also, the newly targeted market sectors for the company’s products, including the enterprise VoIP sector, might not accept the products and the products face substantial competition in such markets. Furthermore, many of the Company’s existing sales contracts, including those discussed in this press release, provide for discretionary ordering and will not result in revenue unless and until such orders are received and fulfilled. In addition to the factors set forth in the press release, the factors identified in net.com’s filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q, could also affect the forward-looking statements contained in this press release. Network Equipment Technologies, Inc. disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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Promina, SCREAM, and SHOUTIP are trademarks of Network Equipment Technologies, Inc.

Note to Editors: tables to follow

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	Dec 24, 2004	Dec 26, 2003	Dec 24, 2004	Dec 26, 2003
Revenue:
Product	$25,363	$28,438	$77,217	$85,511
Service and other	4,314	5,433	13,153	14,401
Total revenue	29,677	33,871	90,370	99,912
Costs of sales:
Cost of product revenue	10,381	11,033	29,571	34,400
Cost of service and other revenue	4,081	4,394	12,411	11,959
Total cost of sales	14,462	15,427	41,982	46,359
Gross margin	15,215	18,444	48,388	53,553
Operating expenses:
Sales and marketing	6,629	8,202	21,180	23,320
Research and development	6,134	6,939	20,075	20,728
General and administrative	2,514	2,349	7,623	7,539
Restructuring costs	2,846	-	4,117	266
Total operating expenses	18,123	17,490	52,995	51,853
Income (loss) from operations	(2,908)	954	(4,607)	1,700
Other income, net	37	69	1,380	1,588
Interest expense, net	(7)	(117)	(210)	(407)
Income (loss) before taxes	(2,878)	906	(3,437)	2,881
Income tax provision (benefit)	5	(3)	(1,115)	(18)
Net income (loss)	$ (2,883)	$909	$ (2,322)	$2,899
Per share data:
Net income (loss):
Basic	$ (0.12)	$0.04	$ (0.10)	$0.13
Diluted	$ (0.12)	$0.04	$ (0.10)	$0.12
Common and common equivalent shares:
Basic	24,597	23,395	24,332	23,091
Diluted	24,597	24,884	24,332	24,385

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

(unaudited)

	Dec 24,	Mar 26,
	2004	2004
Assets
Cash and investments	$103,955	$99,732
Accounts receivable, net	22,964	19,709
Inventories	12,796	13,665
Prepaid expenses and other assets	2,574	2,898
Total current assets	142,289	136,004

Property and equipment, net	28,074	31,423
Other assets	2,750	4,657
	$173,113	$172,084
Liabilities and Stockholders' Equity
Accounts payable	$5,702	$6,334
Other current liabilities	17,209	15,681
Total current liabilities	22,911	22,015

Long term liabilities	1,473	1,705
7 1/4% convertible subordinated debentures	24,706	24,706
Stockholders' equity	124,023	123,658
	$173,113	$172,084